Exhibit 12

PURCHASE AGREEMENT, made as of the 9 day of February, 2006

AMONG

(1)	INTERCONTINENTAL HOTELS GROUP RESOURCES, INC., successor in interest to Bristol Hotels & Resorts, Three Ravinia Drive, Suite 100, Atlanta, Georgia 30346, a Delaware corporation (the “Seller”)

(2)	RREEF AMERICA L.L.C., 875 N. Michigan Ave., 41st Floor, Chicago, IL 60611, a Delaware limited liability company (the “Buyer”), a registered investment adviser registered pursuant to the Investment Advisers Act of 1940, which has discretionary investment management authority with respect to securities held in its clients’ accounts.

WHEREAS

The Seller proposes to sell, or to cause its relevant affiliates to sell, and the Buyer proposes to purchase from the Seller, in each case subject to the terms and conditions set out in this Agreement, an aggregate amount of 413,685 shares (the “Sale Shares”) of Common Stock, par value $0.01 per share (the “Shares”), of FelCor Lodging Trust Incorporated, a Maryland Corporation (the “Company”), at a price per Sale Share as set forth below and otherwise on the terms set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Purchase and Sale.

Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell to the Buyer the Sale Shares, and the Buyer agrees to purchase such Sale Shares at the purchase price set out below and free from all pledges, liens, security interests or other encumbrances, including, without limitation, any restrictions on the ability to vote, and with all rights attaching thereto, including, for the avoidance of doubt, any dividends hereafter declared, made or paid in respect thereof, assuming that the waiver granted by the Company (and a copy of which is attached hereto as Annex II) is valid and is in full force and effect as of the date hereof and as of the Settlement Day (as defined below).

2.	Settlement.

(A)	The “Settlement Day” shall be 12:00 p.m. (New York time) on 15 February, 2006.

(B)	On the Settlement Day the Seller shall deliver to the Buyer the Sale Shares in book-entry form or otherwise in the manner agreed by the parties against payment in full in accordance with Section 3. On the Settlement Day the Buyer will pay for the Sale Shares so delivered by wire transfer in Federal or other immediately available funds to a bank account or accounts designated by the Seller or otherwise in the manner agreed by the parties.

3.	Purchase Price.

The purchase price per share to be paid by the Buyer for the Sale Shares on the Settlement Day shall be $19 per Sale Share delivered on such Settlement Day. The aggregate proceeds payable to the Seller on the Settlement Day shall be $7,860,015.

4.	Seller Representations, Warranties, Covenants and Undertakings.

The Seller undertakes to execute all such documents and do all such acts and things as the Buyer may reasonably require in order to give effect to the terms of this Agreement and to enable the sale and purchase of the Sale Shares to be carried out and given full force and effect. In addition:

(A)	The Seller hereby makes the representations, warranties and undertakings set forth in Annex I, attached hereto and made a part hereof, as of the date hereof and as of the Settlement Day and it shall be a condition to the Buyer’s obligations hereunder that such representations, warranties and undertakings are true and accurate in all material respects as of the Settlement Day.

(B)	The Seller shall notify the Buyer forthwith if on or prior to the Settlement Day it becomes aware that any of the representations, warranties, undertakings or agreements set out in Annex I hereto ceases to be true and accurate or becomes misleading in any material respect or that there has been any material breach of any of such representations, warranties, undertakings or agreements.

5.	Buyer Representations, Warranties, Covenants and Undertakings.

The Buyer undertakes to execute all such documents and do all such acts and things as the Seller may reasonably require in order to give effect to the terms of this Agreement and to enable the sale and purchase of the Sale Shares to be carried out and given full force and effect. In addition:

(A)	The Buyer represents and warrants to the Seller as of the date hereof and as of the Settlement Day that (x) the execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of the Buyer and have been duly authorized by all necessary corporate action on the part of the Buyer and (y) the Buyer has, or will have prior to the Settlement Day, sufficient cash, available lines of credit or other sources of immediately available funds, including monies available from calls on investors in funds that may be managed by the Buyer, to enable it to make payment of the purchase price hereunder.

(B)	The Buyer has had such opportunity as it has deemed adequate to review the publicly available information regarding the Company and on that basis and without reliance on any express or implied representation or warranty made by the Seller with respect thereto, the Buyer has such information as is necessary to permit it to evaluate the merits and risk of the transaction contemplated hereby.

(C)	The Buyer has obtained a copy of each of the following registration statements (including prospectus), together with any amendments on file with the United States Securities and Exchange Commission: (i) Form S-3 (File No. 333-122221) dated January 21, 2005, (ii) Post-Effective Amendment No. 1 to Form S- 4 (File No. 333-50509) dated June 1, 1998 and (iii) Form S-3 (File No. 333-125040) dated May 18, 2005.

(D)	The Buyer acknowledges that the Seller has made no representation or warranty, express or implied, with respect to the merits and risks of the transaction contemplated hereby.

(E)	The Buyer has sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks of the transaction contemplated hereby and to make an informed investment decision with respect to such transaction.

6.	Miscellaneous.

(A)	Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the parties hereto, but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

(B)	Each party to this Agreement shall pay all of its expenses in connection with this Agreement and the transactions contemplated hereby.

(C)	This Agreement shall constitute the entire agreement on the subject matter between the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(D)	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.	Notices.

Any notice to be given under this Agreement shall be in writing and shall be delivered to or sent by registered or recorded post or by facsimile transmission to the parties’ respective addresses or registered offices as set out in this Agreement or at any other address designated in writing by the receiving party. Any such notice shall be deemed served on the business day of actual receipt; where actual receipt occurs on a day which is a Saturday, Sunday or bank holiday the effective date of service shall be the first business day following the date of actual receipt or, if earlier, the date upon which receipt shall have been acknowledged.

8.	Governing Law; Submission to Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY ACCEPTS THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING BASED ON OR ARISING UNDER THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OF ANY PROCEEDINGS IN SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDINGS BROUGHT IN SUCH COURTS SHALL BE CONCLUSIVE AND BINDING UPON SUCH PARTY AND MAY BE ENFORCED IN THE COURTS OF ANY OTHER JURISDICTION. NOTHING CONTAINED IN THE AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER JURISDICTION FOR THE PURPOSES OF THE ENFORCEMENT OR EXECUTION OF ANY JUDGMENT OR OTHER SETTLEMENT IN ANY OTHER COURTS. EACH OF THE SELLER AND THE BUYER IRREVOCABLY WAIVE ANY

AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF this Agreement has been duly executed as of the day and year first above written.

INTERCONTINENTAL HOTELS GROUP RESOURCES, INC.

By: /s/	Mike L. Goodson

	Name:	Mike L. Goodson
	Title:	As Attorney

RREEF AMERICA L.L.C.

By: /s/	Asad Kazim

	Name:	Asad Kazim
	Title:	Vice President

ANNEX I

Representations, Warranties and Undertakings of the Seller

The Seller hereby severally represents, warrants and undertakes to the Buyer as follows:

1.	The Seller has full power under its constitutional documents and applicable law, and all authorizations, approvals, consents and licenses required by it have been unconditionally obtained and are in full force and effect, to permit such Seller to enter into and perform this Agreement; the execution and delivery by such Seller of, and the performance by such Seller of, this Agreement will not contravene such constitutive documents of such Seller, any provision of applicable law, any agreement or other instrument binding upon such Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Seller or any of its assets, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by such Seller of its obligations under this Agreement, except such as have already been obtained and are in full force and effect; and this Agreement has been duly authorized, executed and delivered by such Seller and is a valid and binding agreement of such Seller;

2.	Assuming that the waiver granted by the Company with respect to ownership of shares in excess of 9.9% is valid and is in full force and effect as of the date hereof and as of the Settlement Day, the Seller is the record and beneficial owner of the Sale Shares, free and clear of any lien and has the legal right and power to sell and transfer the Sale Shares and the transfer of the Sale Shares by such Seller to the Buyer will pass title to such shares, free and clear of all security interests, liens, encumbrances, equities or other claims including, without limitation, any restrictions on the ability to vote; and

3.	The Sale Shares are registered on, and are being sold pursuant to, one or more effective registration statements currently on file with the United States Securities and Exchange Commission.

ANNEX II

UNANIMOUS WRITTEN CONSENT OF
THE EXECUTIVE COMMITTEE OF THE
BOARD OF DIRECTORS OF
FELCOR LODGING TRUST INCORPORATED
IN LIEU OF A
SPECIAL MEETING

February 7, 2006

     Pursuant to Section 2-408(c) of the Maryland General Corporation Law, the undersigned, constituting all of the members of the Executive Committee of the Board of Directors of FelCor Lodging Trust Incorporated, a Maryland corporation (the “Corporation”), do hereby consent that when all of the members of the Executive Committee of the Board of Directors have signed this written consent, or an exact counterpart hereof, the preambles and resolutions below shall be passed and adopted as resolutions of the Executive Committee of the Boardof Directors to have the same force and effect as if adopted at a special meeting of the Executive Committee of the Board of Directors duly called and held and hereby direct that this written consent to such action be filed with the minutes of the proceedings of the Executive Committee of the Board of Directors of the Corporation:

Exemption From Prohibition of Ownership of More than 9.9% of the Outstanding Shares of Any Class of Equity Stock.

     WHEREAS, certain subsidiaries of InterContinental Hotels Group plc (collectively, “IHG”) hold an aggregate of 10,032,428 shares of the outstanding common stock of the Corporation (the “Common Stock”), representing approximately 17.5% of the issued and outstanding Common Stock;

     WHEREAS, subsections D.(2) and D.(3) of Article V of the Charter of the Corporation prohibit the Beneficial Ownership and Constructive Ownership of more than 9.9% of the outstanding shares of any class of Equity Stock of the Corporation (the “Ownership Limit”), provided that, the Board of Directors may, pursuant to subsection D.(9) of Article V, exempt certain specified shares of Equity Stock of the Corporation proposed to be transferred to, and/or owned by, a person who has provided the Board of Directors with such evidence, undertakings and assurances as the Board of Directors may require that such transfer to, and/or ownership by, such person of the specified shares will not prevent the continued qualification of the Corporation as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated under the Code; and pursuant to such subsection D.(9), the Board of Directors previously granted an exemption with respect to the ownership by IHG of the Corporation’s Common Stock;

     WHEREAS, IHG now desires to transfer the majority of the shares of Common Stock owned by it in a block sale to RREEF America, L.L.C. (“RREEF”), and in

1

connection with such proposed transfer, RREEF, on its own behalf and on behalf of its affiliates (the “Affiliates”), has requested an exemption from the Ownership Limit;

     WHEREAS, RREEF is an investment adviser, registered pursuant to the Investment Advisers Act of 1940, which has discretionary investment management authority with respect to securities held in its clients’ accounts, and RREEF’s clients are primarily institutional investors, such as public and private pension funds and investment companies who custody their securities with custodians of their own selection;

     WHEREAS, RREEF has represented to the Corporation that it is a passive investor which may be deemed to “beneficially own” its clients’ securities solely by virtue of certain rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”) and which broadly define “beneficial owner” as a person who has voting power and/or investment power (see Rule 13d-3 under the Exchange Act), however RREEF does not directly hold its clients’ securities and has no economic interest in its clients’ securities;

     WHEREAS, the vast majority of RREEF’s clients, including its registered investment company clients, and most of its government and pension fund clients, are not treated as “individuals” for purposes of the “five-or-fewer” test applicable to REITs and RREEF has disclaimed purchasing the Common Stock for the purpose of or with the effect of changing or influencing the control of the Corporation;

     WHEREAS, the Executive Committee of the Board of Directors has been advised that granting RREEF an exemption from the Ownership Limit would not prevent the continued qualification of the Corporation as a REIT;

     WHEREAS, the Executive Committee of the Board of Directors understands that Hunton & Williams LLP will deliver an opinion to the effect that the Corporation will not fail to qualify as a REIT as a result of granting an exemption to RREEF with respect to RREEF’s acquisition, in the aggregate with the holdings of its Affiliates, of Common Stock in excess of the Ownership Limit;

     NOW, THEREFORE, BE IT RESOLVED, that, the Corporation hereby exempts RREEF (the “Exemption”) from the Ownership Limit with respect to the beneficial and constructive ownership (as determined pursuant to Article V of the Charter) by RREEF (together with its Affiliates) of up to 17.5% of the outstanding shares of the Common Stock, subject to the terms and conditions described in these resolutions;

     FURTHER RESOLVED, that the Exemption (i) is conditioned on (A) RREEF and its Affiliates having discretionary investment management authority over no more than 17.5%, in the aggregate, of the outstanding Common Stock at any time, (B) no individual account managed by RREEF owning through RREEF, beneficially or constructively (as determined pursuant to Article V of the Charter), more than 5% of the outstanding Common Stock; and (C) no Person (as that term is defined by the Code) that owns Common Stock through a RREEF account beneficially or constructively owning

2

(as determined pursuant to Article V of the Charter) more than 9.9% of the outstanding Common Stock of the Company at any time, and (ii) will be automatically revoked to the extent that any of the above conditions is breached;

     FURTHER RESOLVED, that the Board of Directors reserves the right to examine the effects, if any, on the Corporation’s REIT status of RREEF’s ownership of Common Stock in excess of the Ownership Limit, and further reserves the right to suspend, revoke, or modify the RREEF Exemption at any time to the extent necessary for the Corporation to maintain its REIT status;

     FURTHER RESOLVED, that Lawrence D. Robinson is hereby authorized and directed to notify the appropriate RREEF representative of the Exemption and all of the conditions thereon, as set forth in these resolutions; and

     FURTHER RESOLVED, that Lawrence D. Robinson is hereby authorized, in his discretion, to review periodically the ownership of Common Stock by RREEF, including making appropriate inquiries of RREEF, and to report, in his discretion, to the Board of Directors any facts or circumstances as a result of which beneficial ownership of Common Stock by RREEF threatens or jeopardizes the Corporation’s status as a REIT; and

     FURTHER RESOLVED, that the effective date of these resolutions shall be February 7, 2006.

3

     IN WITNESS WHEREOF, the undersigned have executed this consent to be effective as of the date written above.

/s/ Donald J. McNamara

Donald J. McNamara

/s/ Robert H. Lutz, J.

Robert H. Lutz, J.

/s/ Richard A. Smith

Richard A. Smith